Exhibit 10.01

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 27, 2016, between DISCOVERY ENERGY CORP., a Nevada corporation (the “Company”), DEC FUNDING LLC, a Texas limited liability company (“Original Purchaser”) and each other purchaser from time to time signatory hereto (together with Original Purchaser, each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from Company, securities of Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agent” shall have the meaning ascribed to such term in the Security Agreement.

“Australian Pledge Agreement” means the Specific Security Agreement (Shares), dated the date hereof between Company and Original Purchaser, as may be amended, restated or otherwise modified from time to time.

“Australian Security Agreement” means the General Security Agreement, dated the date hereof, between the Australian Subsidiary and Original Purchaser, as may be amended, restated or otherwise modified from time to time.

“Australian Subsidiary” means Discovery Energy SA Pty Ltd, a company formed under the laws of Australia.

“Board of Directors” means the board of directors of Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Raise” shall have the meaning assigned to such term in Section 2.1(c).

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing Date” means the first Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Purchaser’s obligations to pay the Principal Amount and (ii) Company’s obligations to deliver the Debentures, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Closing Securities” means the Debentures and the Warrants.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Haynes and Boone, LLP, with offices located at 1221 McKinney Street, Suite 2100, Houston, Texas 77010.

“Contingent Obligation” shall have the meaning ascribed to such term in Section 3.1(aa).

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means the Senior Secured Convertible Debentures due, subject to the terms therein, five years from the Closing Date, issued by Company to Purchasers hereunder, in the form of Exhibit A attached hereto.

“Deposit Account Control Agreement” means the deposit account control agreement, dated the date hereof, among Company, Agent and Wells Fargo Bank, N.A., together with any other deposit account control agreements executed in favor of Agent, each as may be amended, restated or otherwise modified from time to time.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disclosure Schedule” means the disclosure schedule referred to in the first paragraph of Section 3.1 hereof.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Capital Raise” means (a) one or more Capital Raises constituting issuances of Common Stock of up to an aggregate issuance price of $2,000,000 (i) at an issuance price equal to not less than the Conversion Price until such time as Company has raised $20,000,000 in Capital Raises other than Exempt Capital Raises and (ii) thereafter, at an issuance price equal to not less than $0.20 per share of Common Stock or (b) an Exempt Issuance (as defined in the Debentures).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Legend Removal Qualification Event” shall have the meaning ascribed to such term in Section 4.1(c).

“Liberty” means Liberty Petroleum Corporation, an Arizona corporation, together with any other holders of the Liberty Debt.

“Liberty Debt” means that certain Indebtedness in the current principal amount of $587,724 payable by Company to Liberty, as evidenced by the Liberty Loan Documents.

“Liberty Loan Documents” means that certain Promissory Note dated as of September 26, 2013 made by Company in favor of Liberty in the original principal amount of $542,294, as amended by the Thirteenth Amendment to Consolidated Promissory Note dated as of May 5, 2016 fixing the outstanding principal amount at $587,724, extending the maturity date to July 20, 2016 and providing for payment in cash and shares of Common Stock, as amended, restated or otherwise modified from time to time, together with any other documents evidencing, describing or securing the Liberty Debt, each as may be amended, restated or otherwise modified from time to time.

“Lien” means a lien, charge, pledge (fixed or floating), security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Majority Purchasers” means, at any time, one or more Purchasers holding over fifty percent (50%) in outstanding principal amount of the Debentures at such time.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m) and shall include, without limitation, the Petroleum Exploration License.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“PEL 512 Area” means the real property located in the State of South Australia more particularly described in and covered by the Petroleum Exploration License.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Petroleum Exploration License” means that certain Petroleum Exploration License issued to Australian Subsidiary by the Energy Resource Division of the Department for Manufacturing, Innovation, Trade, Resources and Energy on October 26, 2012, otherwise referred to as PEL 512.

“Principal Amount” means, (a) with respect to the Debentures issued to Original Purchaser on the Closing Date, $3,500,000 and (b) with respect to any Debentures issued on any Supplemental Closing Date, the principal amount of such Debentures in an aggregate amount not to exceed $1,500,000.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Designees” shall have the meaning ascribed to such term in Section 4.17.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among Company and Purchasers, as may be amended, restated or otherwise modified from time to time.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Debentures, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Right of First Offer” shall have the meaning ascribed to such term in Section 2.1(c).

“Right of First Offer Termination Date” means the later to occur of (a) June 30, 2017 and (b) that date which is six (6) months after the date on which Original Purchaser first receives a written certification from the Chief Executive Officer or the Chief Financial Officer of Company that the seismic data financed with the Debentures issued on the Closing Date with respect to the PEL 512 Area has been interpreted and that Company has generated a first prospect for drilling.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), the Government of the Commonwealth of Australia or other relevant sanctions authority.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, between Company and Agent, as may be amended, restated or otherwise modified from time to time.

“Security Documents” shall mean the Security Agreement, the Subsidiary Guarantees, the Australian Security Agreement, the Australian Pledge Agreement, the Deposit Account Control Agreements and any other documents and filing required thereunder in order to grant Agent a first priority security interest in the assets of Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts and evidence of all mortgage or other required filings necessary to perfect the first priority security interest in Company’s Intellectual Property Rights (such filings, the “US IP Filings”) and fixed and floating pledges in the assets of the Australian Subsidiary as provided in the Australian Security Agreement, including all filing receipts and evidence of all required filings necessary to perfect the fixed pledge over the Australian Subsidiary’s Intellectual Property Rights (such filings, the “Australian IP Filings” and, together with the US IP Filings, the “IP Filings”).

“Subsidiary” means any subsidiary of Company as set forth on the Disclosure Schedule (including the Australian Subsidiary) and shall, where applicable, also include any direct or indirect subsidiary of Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Deed of Guarantee and Indemnitee, dated the date hereof, by Australian Subsidiary in favor of Original Purchaser, as may be amended, restated or otherwise modified from time to time.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTCQB over-the-counter bulletin board service maintained by OTC Markets Group Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Security Agreement, the Australian Security Agreement, the Australian Pledge Agreement, the Subsidiary Guarantee, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Transfer Online, Inc., the current transfer agent of Company, with a mailing address of 512 SE Salmon St., Portland, OR 97214 and a facsimile number of (503) 227-6874, and any successor transfer agent of Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest and other amounts on the Debentures in accordance with the terms of the Debentures.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13.

“VWAP” means, for any date, when the price determined by the first of the following clauses that applies: (a) if the Common Stock is listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) or (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Majority Purchasers and reasonably acceptable to Company, the fees and expenses of which shall be paid by Company.

“Warrants” means the Common Stock purchase warrant delivered to Original Purchaser at the Closing in accordance with Section 2.2(a) hereof, which Warrant shall be exercisable immediately and have a term of exercise equal to two years from the Closing Date, in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1           Closing; Supplemental Closing Dates; Right of First Offer.

(a)          On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, Company agrees to sell, and Original Purchaser agrees to purchase $3,500,000 in principal amount of the Debentures. Original Purchaser shall deliver to Company or at Company’s written direction, via wire transfer of immediately available funds equal to the Principal Amount, and Company shall deliver to Original Purchaser the Debenture and Warrant, and Company and Original Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

(b)          After the Closing Date through and including December 31, 2016, Company shall have the ability (without the consent of the then current Purchasers) to issue, upon three (3) Trading Days’ advance notice to Purchasers, up to an additional $1,500,000 in principal amount of the Debentures in one or more additional closings (the date of each such additional closing, a “Supplemental Closing Date”) upon the same terms and conditions as the Debentures issued on the Closing Date. Any applicable Purchasers shall deliver to Company or at Company’s written direction, via wire transfer of immediately available funds equal to the Principal Amount of such Debentures, and Company shall deliver to such Purchasers the additional Debenture, and Company and such Purchaser shall deliver the other items set forth in Section 2.2 deliverable at each Supplemental Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3 with respect thereto, each Supplemental Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree. Notwithstanding anything in this clause (b) to the contrary, no Purchaser is obligated to purchase any such additional Debentures.

(c)          From and after the Closing Date through and including the Right of First Offer Termination Date, Purchasers shall have a right of first offer (the “Right of First Offer”) with respect to any proposed new Indebtedness or equity issuances of Company (each, a “Capital Raise”) other than an Exempt Capital Raise up to an aggregate principal amount of $20,000,000 at an issuance price or conversion price of $0.20 per share of common stock or an equity issuance permitted under Section 7(h) of the Debentures. Company shall provide Original Purchaser with written notice of any proposed Capital Raise other than an Exempt Capital Raise, setting forth the proposed terms and conditions thereof, at least thirty (30) days prior to the proposed closing date of such Capital Raise (each such notice, a “Notice of Capital Raise”). Original Purchaser shall advise Company within fifteen (15) Trading Days of its receipt of such Notice of Capital Raise whether or not Original Purchaser intends to exercise its Right of First Offer with respect to such Capital Raise; it being understood that (i) Original Purchaser’s failure to so notify Company of its intent within such fifteen (15) Trading Day period shall constitute a refusal by Original Purchaser to exercise its Right of First Offer; (ii) any offer given by Original Purchaser shall be upon substantially the same terms (including interest rate and conversion price) as the Debentures and (iii) if Original Purchaser exercises its Right of First Offer, the other Purchasers shall, if requested by Original Purchaser, have the right (but not the obligation) to participate in such Capital Raise in such amounts as approved by Original Purchaser and Company. If Original Purchaser declines or is deemed to refuse to exercise its Right of First Offer hereunder, Company may proceed with such Capital Raise, so long as (i) such offer and sale is otherwise permitted under this Agreement and the Debentures, (ii) such offer and sale is on terms no more advantageous to the purchaser thereof than those set forth in the Notice of Capital Raise, (iii) it does so within 90 days from the date of the Notice of Capital Raise. Nothing in this clause (c) is intended to limit Purchasers’ right to consent to any additional Capital Raise which is not permitted by Section 7(a) and/or 7(h) of the Debentures.

2.2           Deliveries.

(a)          On or prior to the Closing Date (and, with respect to clause (iii) below, each Supplemental Closing Date), Company shall deliver or cause to be delivered to each Purchaser the following:

(i)          this Agreement duly executed by Company;

(ii)         a legal opinion of Company Counsel and a legal opinion of Graeme K. Alexander, Australian counsel to Australian Subsidiary, in each case addressed to Purchasers and Agent and in form and substance satisfactory to Original Purchaser;

(iii)        a Debenture with a principal amount equal to the Principal Amount issued to each Purchaser, registered in the name of such Purchaser;

(iv)        a Warrant registered in the name of Original Purchaser to purchase up to $2,625,000 of Common Stock, with an exercise price equal to $0.20 per share of Common Stock, subject to adjustment as set forth therein;

(v)         the Registration Rights Agreement duly executed by Company; and

(vi)        the Security Agreement, the Australian Security Agreement and the Australian Pledge Agreement, each duly executed by Company and Australian Subsidiary party thereto, along with all of the Security Documents (other than the Deposit Account Control Agreements, which Company covenants and agrees to deliver within thirty (30) days of the Closing Date), including the Subsidiary Guarantee, duly executed by the parties thereto.

(b)          On or prior to the Closing Date, Purchasers shall deliver or cause to be delivered the following:

(i)          to Company, this Agreement duly executed by Purchasers and Agent;

(ii)         to Company, the Registration Rights Agreement, duly executed by Purchasers;

(iii)        to Company, the Security Agreement and Australian Security Agreement, each duly executed by Agent; and

(iv)        to Company, the Principal Amount of the Debentures issued to each Purchaser at the Closing.

2.3           Closing Conditions.

(a)          The obligations of Company hereunder in connection with Purchasers and Agent in respect of the Closing (and, with respect to clauses (i) and (ii) below, on each Supplemental Closing Date) are subject to the following conditions being met:

(i)          the accuracy in all respects at the time of the Closing or on the Supplemental Closing Date, as applicable, of the representations and warranties of Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of Purchasers required to be performed at or prior to the Closing or the Supplemental Closing Date, as applicable, shall have been performed; and

(iii)        the delivery by Purchasers and Agent of the items set forth in Section 2.2(b) of this Agreement.

(b)          The obligations of Purchasers hereunder in connection with the Closing (and, with respect to clauses (i) through (iv) below, on each Supplemental Closing Date) are subject to the following conditions being met:

(i)          the accuracy in all respects when made at the time of the Closing or on the Supplemental Closing Date, as applicable, of the representations and warranties of Company and its Subsidiaries contained herein or in any other Transaction Document (unless as of a specific date therein);

(ii)         all obligations, covenants and agreements of Company and its Subsidiaries required to be performed at or prior to the Closing or the Supplemental Closing Date, as applicable, shall have been performed;

(iii)        the delivery by Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)        from the date hereof to the Closing Date (or, if applicable, the Supplemental Closing Date), trading in the Common Stock shall not have been suspended by the Commission or Company’s principal Trading Market and, at any time prior to the Closing Date (or, if applicable, the Supplemental Closing Date), trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Purchaser, makes it impracticable or inadvisable to purchase the Closing Securities at the Closing or the Supplemental Closing Date, as applicable; and

(v)         Purchasers shall have completed to its satisfaction its due diligence investigation of Company and its Subsidiaries.

2.4           Post Closing Conditions. Company agrees to deliver (or cause to be delivered) to Original Purchaser the following:

(a)          not later than five (5) Business Days after Closing, the original share certificate issued to Company by the Australian Subsidiary, together with any stock powers or other documents related thereto as reasonably requested by Original Purchaser; and

(b)          not later than thirty (30) days after Closing, Deposit Account Control Agreements (or their equivalent, if any, under Australian law) with respect to Company’s and the Australian Subsidiary’s deposit accounts described in the Schedules to the Security Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of Company.  Except as set forth in a Disclosure Schedule executed by Company and Purchasers, which Disclosure Schedule shall be delivered with and deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedule only to the extent such disclosure is reasonably apparent on its face, without any independent knowledge on the part of the reader regarding the matter disclosed, that such disclosure is responsive to such other representations, Company hereby makes the following representations and warranties to Agent and each Purchaser:

(a)          Subsidiaries.  All of the direct and indirect subsidiaries of Company are set forth on the Disclosure Schedule. Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)          Organization and Qualification.   Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and, in those jurisdictions in which a concept of good standing exists, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws, articles of association or other organizational or charter documents.  Each of Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement.  Company and each of its Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by Company and each of its Subsidiaries, to the extent it is a party thereto, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Company or such Subsidiary, as applicable, and no further action is required by Company, the Board of Directors, Company’s stockholders or the stockholders of the Subsidiaries in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by Company and each Subsidiary and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Company or such Subsidiary enforceable against Company or such Subsidiary in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts.  The execution, delivery and performance by Company and each of its Subsidiaries of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, articles of association or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals.  None of Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) to the extent required, the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iv) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)          Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued and free and clear of all Liens imposed by Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Company other than restrictions on transfer provided for in the Transaction Documents.   Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)          Capitalization.  The capitalization of Company is as set forth on the Disclosure Schedule. The Disclosure Schedule also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of Company as of the date hereof and any and all options, warrants or other rights to purchase shares of Common Stock, together with a summary description of the material terms of such options, warrants and other rights. Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except for Purchasers’ Right of First Option, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents or future transactions of the type contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and as set forth on the Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate Company to issue shares of Common Stock or other securities to any Person (other than Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of Company or any predecessor of Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders.

(h)          SEC Reports; Financial Statements.  Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.   The financial statements of Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)          Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither Company nor its Subsidiaries has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Company’s consolidated financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) neither Company nor any Subsidiary has altered its method of accounting, (iv) neither Company nor its Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than dividends or distributions made by Australian Subsidiary to Company) and (v) neither Company nor its Subsidiaries has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)          Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) could adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation by the Commission involving Company or any current or former director or officer of Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations.  No labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which could reasonably be expected to result in a Material Adverse Effect.  None of Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with Company or such Subsidiary, and neither Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of Company, no executive officer of Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment or consulting contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment or engagement of each such executive officer does not subject Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.   Company and its Subsidiaries are in compliance with all Australian laws and regulations and all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)          Compliance.  Neither Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits.  Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, including, without limitation, the Petroleum Exploration License, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)          Title to Assets.  Except as set forth on the Disclosure Schedule, Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of Company and its Subsidiaries, in each case free and clear of all Liens, except for (i) Liens in favor of Liberty pursuant to the Liberty Loan Documents and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which Company and its Subsidiaries are in compliance.

(o)          Intellectual Property.  Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, knowhow, inventions, copyrights, licenses, governmental authorizations and other intellectual property rights and similar rights (collectively, the “Intellectual Property Rights”) as described in the SEC Reports as necessary or required for use in connection with their respective businesses.  None of, and neither Company nor any Subsidiary has received a notice (written or otherwise) that any of, Company’s Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within five (5) years from the date of this Agreement, except for such expiration, termination or abandonment that could not reasonably be expected to result in a Material Adverse Effect.  Neither Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that Company’s Intellectual Property Rights violate or infringe upon the Intellectual Property Rights of any Person.  To the knowledge of Company, all such Intellectual Property Rights are enforceable. There is no claim, action or proceeding being made or brought, or to the knowledge of Company, being threatened, against Company or its Subsidiaries regarding its Intellectual Property Rights.  Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties. There are no third parties who have or, to Company’s knowledge, will be able to establish, rights to any of Company’s Intellectual Property Rights, except for the ownership rights of the owners of the Intellectual Property Rights which is licensed or assigned to Company.  There is no patent or, to the knowledge of Company, patent application that contains claims that interfere with the issued or pending claims of any of Company’s Intellectual Property Rights.

(p)          Insurance.   Company and its Subsidiaries maintain with insurers of recognized financial responsibility the directors and officers insurance coverage set forth on the Disclosure Schedule. Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)          Transactions With Affiliates and Employees.  Except as set forth in the Disclosure Schedule and the SEC Reports, none of the officers or directors of Company or any Subsidiary and, to the knowledge of Company, none of the employees of Company or any Subsidiary is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $10,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) other employee benefits, including stock option agreements under any stock option plan of Company.

(r)          Sarbanes-Oxley; Internal Accounting Controls.  Company and its Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Company and its Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of Company and its Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of Company and its Subsidiaries.

(s)          Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)          Private Placement.  Assuming the accuracy of Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by Company to Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Company’s securities may be listed or quoted.

(u)          Investment Company. Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)         Registration Rights.  Other than each of the Purchasers or as otherwise set forth on the Disclosure Schedule, no Person has any right to cause Company to effect the registration under the Securities Act of any securities of Company or any Subsidiaries.

(w)          Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Company has taken no action designed to terminate or which to its knowledge is likely to have the effect of terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration. Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)          Application of Takeover Protections.  Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchasers as a result of Purchasers and Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of Company’s issuance of the Securities and Purchasers’ ownership of the Securities.

(y)          Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, Company confirms that neither it nor any other Person acting on its behalf has provided any Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  Company understands and confirms that Purchasers will rely on the foregoing representation in effecting transactions in securities of Company.  All of the disclosure furnished by or on behalf of Company to Purchasers regarding Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The press releases disseminated by Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  Company acknowledges and agrees that Purchasers do not make and have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)          No Integrated Offering. Assuming the accuracy of Purchasers’ representations and warranties set forth in Section 3.2, neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of Company are listed or designated.

(aa)         Solvency and Indebtedness.  Based on the consolidated financial condition of Company as of the Closing Date, after giving effect to the receipt by Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of Company’s assets exceeds the amount that will be required to be paid on or in respect of Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of Company, together with the proceeds Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing.  Except as disclosed in the Disclosure Schedule 3.1, neither Company nor any Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of Company's officers, has or is expected to have a Material Adverse Effect. The Disclosure Schedule sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments and provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (y) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business), (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement classified as a capital lease under GAAP, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (z) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(bb)         Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no material unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of Company or any Subsidiary know of no basis for any such claim.

(cc)         No General Solicitation. Neither Company nor any person acting on behalf of Company has offered or sold any of the Securities by any form of general solicitation or general advertising. Company has offered the Securities for sale only to Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)          Anti-Corruption Laws. Company and its Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(ee)         Accountants.  Company’s accounting firm is Malone Bailey, LLP.  To the knowledge and belief of Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(ff)         Seniority.  As of the Closing, no Indebtedness or other claim (other than Indebtedness payable pursuant to the Liberty Loan Documents and trade payables entered into in the ordinary course of business) against Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg)         No Disagreements with Accountants and Lawyers.  Except as set forth on the Disclosure Schedule 3.1, there are no disagreements of any kind presently existing, or reasonably anticipated by Company to arise, between Company and the accountants and lawyers formerly or presently employed by Company and Company is current with respect to any fees owed to its accountants and lawyers.

(hh)         Acknowledgment Regarding Purchasers’ Purchase of Securities.  Company acknowledges and agrees that Purchasers are acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  Company further acknowledges that neither Purchasers nor any of their Affiliates is acting as a financial advisor or fiduciary of Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Purchasers’ purchase of the Securities.  Company further represents to Purchasers that Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by Company and its representatives.

(ii)         Stock Option Plans. Company has not granted any stock options.

(jj)         Office of Foreign Assets Control (“OFAC”); Sanctions.  Neither Company nor any Subsidiary, nor, to the knowledge of Company, any director, officer, employee, agent, affiliate or representative of Company or any Subsidiary, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(kk)         Money Laundering.  The operations of Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of Company or any Subsidiary, threatened.

(ll)         Environmental Laws.  To Company’s knowledge, Company and each Subsidiary (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all material terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all applicable laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

3.2           Representations and Warranties of Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date to Company as follows (unless as of a specific date therein):

(a)          Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which it is a party and performance by such Purchaser of the transactions contemplated by the Transaction Documents to which it is a party have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)          Experience of Purchaser.   Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.   Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Information.  Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Company and materials relating to the offer and sale of the Securities that have been requested by such Purchaser.  Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on Company’s representations and warranties contained in Section 3.1 above or contained in any of the other Transaction Documents.   Such Purchaser understands that its investment in the Securities involves a high degree of risk.  Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)          General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect Purchasers’ right to rely on Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), Company may require the transferor thereof to provide to Company an opinion of counsel selected by the transferor and reasonably acceptable to Company, the form and substance of which opinion shall be reasonably satisfactory to Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of Purchaser under this Agreement, the Registration Rights Agreement and the other Transaction Documents.

(b)          Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO COMPANY.  THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the applicable Purchaser’s expense, Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c)          Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, provided that the purchaser is not an Affiliate of Company, (iii) following the six-month anniversary of the Closing Date if such Underlying Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions and as of such date Company is in compliance with the current public information required under Rule 144 as to such Underlying Shares, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (each such event being a “Legend Removal Qualification Event”). Upon request, Company shall cause its counsel to issue a legal opinion to the Transfer Agent, if required by the Transfer Agent, promptly after a Legend Removal Qualification Event and the delivery to Company or Company’s counsel of any reasonable certifications requested by Company or Company’s counsel in connection with the issuance of such opinion to effect the removal of the legend hereunder with respect to any qualifying Underlying Shares. Following an applicable Legend Removal Qualification Event, Company will no later than three (3) Trading Days following the delivery by a Purchaser to Company or the Transfer Agent (with notice to Company) of (i) a legended certificate representing Underlying Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) or (ii) a Notice of Exercise or Notice of Conversion in the manner stated in the Warrants or Debentures to effect the exercise of a Warrant or conversion of a Debenture in accordance with its terms, and, in each case, any reasonable certifications from Purchaser requested by Company or Company’s counsel in order to effectuate a legend removal (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to a Purchaser a certificate representing such Underlying Shares that is free from all restrictive and other legends.  In addition, promptly upon request of a Purchaser, Company shall cause its counsel to promptly, but in no event later than two (2) Trading Days after such request and the delivery to Company or Company’s counsel of any reasonable certifications requested by Company or Company’s counsel, issue a legal opinion to the Transfer Agent at any time after the six month anniversary of the Closing Date if required by the Transfer Agent to transfer any of the Underlying Shares, which legal opinion shall provide that Purchaser may transfer any of the Underlying Shares free of restriction during the 10 Trading Days following the date of such legal opinion and that the transferee thereof shall receive the Underlying Shares free from all restrictive and other legends, provided that the transferee is not an Affiliate of Company.  Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  Upon the request of a Purchaser, certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of Purchaser’s brokerage firm with the Depository Trust Company System as directed by such Purchaser.

(d)          In addition to such Purchaser’s other available remedies, Company shall pay to each Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $5 per Trading Day (increasing to $10 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day commencing on the third Trading Day following the Legend Removal Date, until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for such Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)          Each Purchaser, severally and not jointly with the other Purchasers, agrees with Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon Company’s reliance upon this understanding.

(f)          Each Purchaser hereby acknowledges that Company was previously a “shell” company, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 under the Exchange Act. As a result of this former status and the application of subsection (i)(2) of Rule 144, periods of time may arise in which Purchaser may not rely upon the resale exemption provided for by Rule 144. Purchaser hereby agrees that, between the time that Company has notified Purchaser in writing that such resales may not be undertaken pursuant to Rule 144 and the time that Company has notified Purchaser in writing that such resales may resume, Purchaser shall not resell any Underlying Shares pursuant to Rule 144. Purchaser shall be entitled to resell any Underlying Shares pursuant to any effective and current Registration Statement or pursuant to any available resale exemption other than Rule 144. Company agrees to notify promptly Purchaser whenever the resale exemption provided for by Rule 144 become unavailable and whenever such exemption becomes available again; provided, however, that no such notice need be given solely because Company has filed an extension for any of its Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K.

4.2           Acknowledgment of Dilution.  Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of Company.

4.3           Furnishing of Information; Public Information.

(a)          During the time a Purchaser continues to hold any Securities, Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Company after the date hereof pursuant to the Exchange Act even if Company is not then subject to the reporting requirements of the Exchange Act.

(b)          At any time during the period commencing from the six (6) month anniversary of the date hereof and ending on the date a Purchaser ceases to hold any Securities, if Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Principal Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than 30 days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the fifth (5th) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4           Integration.  Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5           Conversion and Exercise Procedures.  Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of Purchasers in order to exercise the Warrants or convert the Debentures.  No additional legal opinion, other information or instructions shall be required of Purchasers to exercise their Warrants or convert their Debentures.  Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6           Securities Laws Disclosure; Publicity.  Company shall, on or before the fourth Trading Day immediately following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, including the Transaction Documents as exhibits thereto.  From and after the filing of such Current Report, Company represents to Purchasers that it shall have publicly disclosed all material, non-public information delivered to any Purchaser by Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of Company, with respect to any press release of a Purchaser, or without the prior consent of Purchasers, with respect to any press release of Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents (including conformed signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case Company shall provide Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7           Shareholder Rights Plan.  No claim will be made or enforced by Company or, with the consent of Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement whether now in effect or hereafter adopted by Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between Company and any Purchaser.

4.8           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, and except during such time as a Purchaser Designee may serve on the Board of Directors, Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with Company regarding the confidentiality and use of such information.  Company understands and confirms that Purchasers may be relying on the foregoing covenant in effecting transactions in securities of Company.

4.9           Use of Proceeds.  Company shall use the net proceeds from the sale of the Securities to the Original Purchaser hereunder solely (a) to pay the out-of-pocket fees, costs and expenses of Company in connection with the issuance of the Securities (including the reasonable fees and expenses of Company’s advisers, counsel, accountants and other experts, if any), and all other reasonable expenses incurred by Company incident to the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Transaction Documents and the completion of due diligence (including, without limitation, fees and expenses associated with the filing of any ownership or other reports necessary under applicable securities laws or associated with any amendment to, waiver of or enforcement of the Transaction Documents) and any all stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Original Purchaser, (b) to pay the fees and expenses of Original Purchaser and Agent required to be paid by Company pursuant to Section 5.2 hereof and (c) to finance the Australian Subsidiary’s shooting of a seismic survey with respect to the PEL 512 Area and interpretation of such seismic survey and Company’s costs and expenses incurred in connection therewith and for such other uses as are approved by Original Purchaser in its sole discretion, and shall not, for the avoidance of doubt use such proceeds for the satisfaction of any portion of Company’s debt or for the redemption of any Common Stock or Common Stock Equivalents unless such use is approved by Original Purchaser in its sole discretion or for (a) for the settlement of any outstanding litigation, (b) in violation of Sanctions, FCPA or OFAC regulations or (c) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as a Purchaser or otherwise) of Sanctions.

4.10         Indemnification of Purchasers.   Subject to the provisions of this Section 4.10, Company will indemnify and hold each Purchaser and their respective directors, officers, shareholders, managers, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, managers, members, partners employees or agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such  Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify Company in writing, and Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by Company in writing, (ii) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the Purchaser Party, a material conflict on any material issue between the position of Company and the position of such Purchaser Party, in which case Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any representations, warranties or covenants under the Transaction Documents or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance. The indemnification required by this Section 4.10 shall, if requested by such Purchaser Party, be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided, however, that a Purchaser Party benefitting from such periodic payments shall repay the amount of all such periodic payments if it shall be determined by a court of competent jurisdiction in a final non-appealable decision that such Purchaser Party was not entitled to such indemnification under this Section 4.10 or otherwise.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against Company or others and any liabilities Company may be subject to pursuant to law.

4.11         Reservation and Listing of Securities.

(a)          Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)          If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)          Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.12         Reserved

4.13         Subsequent Equity Sales.  During the time a Purchaser continues to hold any Debentures or Warrants, Company shall be prohibited from effecting or entering into an agreement to effect any issuance by Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby Company may sell securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.14         Form D; Blue Sky Filings.   Company agrees to timely file a Form D with respect to the Securities as required under Regulation D as promulgated by the Commission under the Securities Act. Company shall take such action as Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchasers holding 60% of Principal Amount outstanding on the Debentures.

4.15         Capital Changes.  Until the one year anniversary of the Closing Date, other than for purposes of qualifying for initial listing on a national securities exchange or meeting the continued listing requirements of such exchange, Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of Purchaser.

4.16         Corporate Existence.  So long as a Purchaser owns any Debentures or Warrants, Company shall not be party to any Fundamental Transaction (as defined in the Debentures) unless Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Debentures and the Warrants.

4.17         Board Representation.  Company shall promptly take any and all actions (including by increasing the size of the Board of Directors) as may be required under the laws of its state of incorporation, its certificate of incorporation and bylaws and any all other applicable laws set forth by any governmental authority in order to (i) cause, within five (5) Trading Days of the Closing Date (or such later date as elected by Original Purchaser), (x) the election of one director designated by Original Purchaser (and, not more than five (5) Trading Days after the date on which Original Purchaser funds an aggregate amount of $20,000,000 of additional Indebtedness or equity pursuant to its Right of First Offer as set forth in Section 2.1(c), the election of an additional two directors designated by Original Purchaser), which designees shall be independent under Section 5605(a)(2) of the rules of the Nasdaq Stock Market (the “Independence Rules”), to serve as members of the Board of Directors from the date hereof until such director designees’ resignation, death, removal or disqualification (the “Purchaser Designees”) and (ii) until such time as Original Purchaser ceases to hold any Securities, include the Purchaser Designees as nominees for election or re-election as members of the Board of Directors, as the case may be, in the proxy statement to be sent to any holders of Company’s capital stock in connection with any annual or special meeting of such holders entitled to vote on such matters if the re-election of the members of the Board of Directors shall be proposed by the Board of Directors in such proxy statement and, in such instance, the  Board of Directors shall recommend to any such holders of its capital stock entitled to vote at such meeting in such proxy statement the election or re-election, as applicable, of the Purchaser Designees.

4.18         Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by Company and negotiated separately by each Purchaser, and is intended for Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

ARTICLE V.

MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by Original Purchaser or by Company by written notice to the other party if the Closing has not been consummated on or before June 30, 2016; provided, however, that neither party may terminate this Agreement if the Closing has not been consummated as the result of its failure to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; and provided further, however, that no termination by a party will affect the right of such party to sue for any breach by any other party (or parties).

5.2           Fees and Expenses.  Company shall pay the out-of-pocket fees, costs and expenses of Original Purchaser and Agent in connection with the acquisition of the Securities (including the reasonable fees and expenses of Original Purchaser and Agent’s advisers, counsel, accountants and other experts, if any), and all other reasonable expenses incurred by Original Purchaser and Agent incident to the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Transaction Documents and the completion of due diligence (including, without limitation, fees and expenses associated with the filing of any ownership or other reports necessary under applicable securities laws or associated with any amendment to, waiver of or enforcement of the Transaction Documents).  Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Original Purchaser.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or via email at the email address set forth on the signature pages attached hereto (if an email address is so provided) at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or via email at the email address set forth on the signature pages attached hereto (if an email address is so provided) on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. If an email address is provided for a party on the signature pages attached hereto, notice to such party given by other means hereunder shall also be given by email, provided, that failure to deliver a duplicate notice by email shall not constitute a failure to deliver the applicable notice. The address for such notices and communications shall be as set forth on the signature pages attached hereto or as such address may be modified by a party by written notice in accordance herewith.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by Company and Purchasers holding at least 60% in interest (based on then-outstanding principal amounts of Debentures at the time of such determination) or, in the case of a waiver, by the party against whom enforcement of such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.  Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to a “Purchaser.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9           Governing Law.  Except as otherwise provided therein, all questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, County of New York (the “New York Courts”).  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with (a) the return to such Purchaser of the aggregate exercise price paid to Company for such shares in connection with a rescinded Warrant exercise and (b) the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant or Debenture (including, issuance of a replacement warrant or debenture certificate evidencing such restored right).

5.14         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside. To the extent that Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Usury.  To the extent it may lawfully do so, Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by Company to Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by Purchaser to the unpaid principal balance of any such indebtedness or be refunded to Company, the manner of handling such excess to be at Purchaser’s election.

5.18         Independent Nature of Purchasers’ Obligations and Rights.  In the event that there may be more than one Purchaser hereunder (by assignment or otherwise) following any Subsequent Closing Date or at any other time and for any other reason, the parties agree that any obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

5.19         Liquidated Damages.  Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20         Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22         WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.23         Original Purchaser. By acceptance of any Debenture, each Purchaser appoints Original Purchaser as its agent as more particularly set forth and subject to the limitations set forth in the Security Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

DISCOVERY ENERGY CORP.

By:	/s/ Keith D. Spickelmier
Keith D. Spickelmier, Chairman

Address for Notice:
One Riverway Drive, Suite 1700
Houston, Texas 77056
Facsimile No.: (713) 622-1937
Email: kspickelmier1@comcast.net and kjm@discoveryenergy.com

With a copy to:

Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: Steven A. Buxbaum
Facsimile No.: (713) 236-5404
Email: steven.buxbaum@haynesboone.com

PURCHASER:

DEC FUNDING LLC

By:	/s/ Steven Webster
Steven Webster, Manager

Address for Notice:
c/o Avista Capital Partners
1000 Louisiana Street, Suite 3700
Houston, Texas 77002
Attention: Steven Webster
Facsimile No.: (713) 328-1097
Email: webster@avistacap.com

With a copy to:

Locke Lord LLP
111 Huntington Avenue
Boston, Massachusetts 02110
Attention: George Ticknor, Esq.
Facsimile: (617) 227-4420
Email: george.ticknor@lockelord.com

[Securities Purchase Agreement]